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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan of La Jolla Pharmaceutical Company of our report dated January 28, 1999, with respect to the financial statements of La Jolla Pharmaceutical Company included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP
                                                   -----------------------------
                                                       ERNST & YOUNG LLP


San Diego, California
November 22, 1999